EXHIBIT "99"

                       EAST TEXAS FINANCIAL SERVICES, INC.


           1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910
                        o 903-593-1767 o Fax 903-593-1094





                                  NEWS RELEASE


For verification, contact: Gerald W. Free, Vice Chairman/President/CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, August 23, 1999

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM


Tyler, Texas, August 23, 1999, - - - East Texas Financial Services, Inc. (ETFS), today announced the completion of its stock repurchase program. On June 8, 1999, the Company announced its intention to repurchase, in the open market up to 100,000 shares of its common stock. Today, the Company announces the completion of the repurchase of all 100,000 shares of the stock at purchase prices ranging from $14.25 per share to $14.875 per share. The repurchased shares will be placed into treasury stock and be used for general corporate purposes, including the issuance of shares under the Company's stock option plan. The Company now has 1,294,420 shares outstanding.

In other matters, the Company announced the date for its next annual meeting of Stockholders was set for January 26, 2000 at the Company Offices located at 1200
S. Beckham Avenue in Tyler and that the record date for voting on matters at the meeting was set for December 8, 1999.


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